Exhibit 10.8
LIBERTY MUTUAL AGENCY CORPORATION
PROMISSORY NOTE

[$ ]	[__, 2010]
     FOR VALUE RECEIVED, Liberty Mutual Agency Corporation, a Delaware corporation (the “Maker”), hereby promises to pay to the order of Liberty Mutual Insurance Company, a Massachusetts stock insurance company (the “Payee”), its successors and assigns, on or before the Maturity Date (as hereinafter defined), the principal sum of [           dollars ($______)], together with interest from the date hereof on the unpaid principal balance hereof from time to time outstanding, pursuant to the terms and conditions contained herein.
     The principal balance evidenced by this Promissory Note (the “Note”), together with all accrued but unpaid interest thereon, shall be due and payable in full on or before September 1, 2020 (the “Maturity Date”); provided, however, that the Maker shall have the right to prepay this Note in full or in part at any time from the date hereof (the “Prepayment Right”). Any prepayment amount received by the Payee in connection with the Prepayment Right shall be applied first to accrued but unpaid interest thereon through the date of such prepayment, then to principal. Any such prepayment shall be due and payable without any premium or penalty of any kind.
     The rate of interest on the outstanding principal amount hereof shall be 5.625%. Interest hereunder shall be computed on the basis of a 365-day year for the actual number of days elapsed. Interest shall be payable semi-annually in arrears on September 1st and March 1st of each year, commencing on March 1, 2011, except that the entire unpaid balance of accrued interest, if not sooner paid, shall be due and payable in full on or before the Maturity Date. All payments of interest and principal under this Note shall be in lawful money of the United States of America. If any such payment day of the month is not a Business Day, the indicated payment shall be due and payable on the next Business Day. As used herein, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which the principal place of business of the Payee is closed or a day on which banking institutions in the City of Boston, Commonwealth of Massachusetts or City of New York, State of New York are generally authorized or obligated by law or executive order to close. All payments shall be made at the Payee’s principal address, or at such other address as the Payee may specify, in immediately available funds on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof.
     An “Event of Default” hereunder means the occurrence of any of the following events or conditions:
(1) The Maker shall fail to pay when due any principal of or interest on this Note and such payments remain unpaid for a period of more than thirty (30) days; or
(2) The Maker shall default in the payment or performance of any obligation to others for borrowed money, including any obligation created or evidenced by any loan or credit agreement, promissory note, debenture, bond or other similar written obligation to pay money, that exceeds $100 million in the aggregate; or
(3) (a) the Maker shall generally not pay its debts as they become due; (b) any proceedings under any bankruptcy or insolvency laws by or against the Maker shall commence; (c) a trustee, receiver, custodian, liquidator or other similar official for the Maker, or any substantial part of its property, shall be appointed; (d) the Maker shall make any assignment for the benefit of creditors; or (e) the Maker shall be dissolved or insolvent, or its existence shall terminate.
     Upon an Event of Default described in (3) above, the outstanding principal amount of this Note, together with accrued interest thereon, shall become immediately and automatically due and payable, without notice or demand.
     Upon or after the occurrence of an Event of Default described in (1) or (2) above, at the option of the Payee, the outstanding principal amount of this Note, together with accrued interest thereon, shall become immediately due and payable in full upon written demand from the Payee received by the Maker. Upon the Maker’s receipt of such written notice of acceleration from the Payee, all amounts due hereunder shall immediately and automatically be due in full without further presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker.
     In addition, in the event that Liberty Mutual Holding Company Inc. and its affiliates shall at any time and for any reason cease to (a) own, directly or indirectly, 51% of the voting power of the common stock of the Maker; or (b) have the voting power to elect a majority of the Maker’s board of directors, at the option of the Payee, the outstanding principal amount of this Note, together with accrued interest thereof, shall become due and payable in full sixty (60) days after written demand from the Payee is received by the Maker. Upon the Maker’s receipt of such written notice from the Payee, all amounts due hereunder shall automatically be due in full on the sixtieth (60th) day after receipt of such notice without further presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker.
     The Maker, for itself and its successors and assigns, hereby waives presentment, protest, notice of demand, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind whatsoever, except for the written notice of acceleration provided for in the immediately preceding two paragraphs. Any failure by the Payee to exercise any right hereunder or otherwise available at law or in equity shall not be construed as a waiver of the right to exercise the same, or any other right or remedy, at any time.
     If all or any portion of the principal amount of this Note or any interest payable thereon hereunder shall not be paid punctually when due (whether at stated maturity, by acceleration, Event of Default, or otherwise), such overdue amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to this Note plus 2%.
     No waiver, amendment or other modification of this Note shall be binding upon either the Maker or the Payee, unless in writing and signed by a duly-authorized representative of both parties. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, and without invalidating the remainder of such provision or the remaining provisions of this Note.
     Payee may assign or transfer any or all of the obligations hereunder. This Note shall be binding upon the Maker and its successors and assigns. This Note is intended to take effect as a sealed instrument and shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules.
(Signature Page Follows)

     IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed and effective as of the day and year first above written.

LIBERTY MUTUAL AGENCY CORPORATION
By:
Printed Name:
Title:

4